Wonder Auto Announces Restatement of Financial Statements

Jinzhou City, China—March 20, 2009—Wonder Auto Technology, Inc. (NASDAQ: WATG), a leading manufacturer of automotive electrical, suspension parts and engine accessories in China, today announced that it plans to restate financial results and will record a non-cash stock compensation expense of $18.3 million and $7.5 million for the fiscal years ending December 31, 2007 and December 31, 2006, respectively.

The financial statement restatement is in respect to the accounting treatment for the release of “make good” shares and the classification of restricted cash in the statement of cash flows and the restatement does not have an effect on the Company’s total assets, total liabilities and total stockholders’ equity, liquidity, cash resources, or future business operations. In connection with the restatement, there will be no change to the Company’s previously reported shares issued and outstanding.

The restatement reflects a change in the accounting treatment for shares pledged by certain shareholders in connection with a private placement transaction that occurred in June 2006. In connection with the private placement, the shareholders pledged and deposited into escrow 3.3 million shares of the Company’s common stock pursuant to a “make good” escrow agreement with the private placement investors. Under the “make good” escrow agreement, the pledged shares were to be deliverable to the private placement investors, on a pro rata basis, if the Company did not meet certain minimum net income thresholds during the fiscal years 2006 and 2007. The Company achieved its net income thresholds for both 2006 and 2007. As a result, the shares were returned to the shareholders.

Additionally, the Company determined that a previously recorded decrease of restricted cash, which was used as collateral support for the Company’s bills payable, should have been accounted for in cash flows from financing activities, instead of cash flow from investing activities, for the fiscal quarter ended September 30, 2008.  As a result, the Company will record changes in both net cash used in investing activities and net cash provided by financing activities for the nine months ended September 30, 2008 and September 30, 2007, as well as the twelve months ended December 31, 2008, 2007 and December 31, 2006. The respective increases and decreases in net cash used in investing activities were offset by equivalent increases or decreases in net cash provided by financing activities, resulting in no change in the Company’s total net cash flow for the years ended December 31, 2008, 2007 and 2006.

Additional information relating to the restatement is available in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 20, 2009.

About Wonder Auto

Based in Jinzhou City, Liaoning, China, Wonder Auto Technology, Inc., through its Chinese subsidiaries, designs, develops, manufactures and sells automotive electrical parts, suspension products and engine accessories. Wonder Auto was ranked second in sales revenue in the China market for automotive alternators and starters in 2007. With respective 7 different series and over 230 models of alternators, 10 different series and 150 models of starters, various suspension and engine related parts, the Company supplies to a wide range of automakers, engine producers and auto parts suppliers both in domestic China and overseas. Wonder Auto's main customers include Beijing MOBIS Auto Parts & Components Co., Ltd, Harbin Dongan Automotive Engine Co., Ltd, Shenyang Xinguang Huachen Auto Engine Co., Ltd, SWT, Shenyang Aerospace Mitsubishi Motors Engine Co., Ltd., Shanghai VW and Weifang Diesel Engine. For more information, please log on http://www.watg.cn .

Safe harbor statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning general economic and market conditions, management expectations, anticipated financial results, liquidity and capital resources, our planned financial restatements and estimation of restatement amounts, other similar matters, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2007 and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Lydia Zhao
Assistant CFO
Tel:   +86-10-8478-5339
Cell:  +86-130-2118-4792
Email: lydiaz@watg.cn

Yechon Xie
Investor Relations Manager
Tel:   +86-416-266-1186
Cell:  +86-137-0006-1685
Email: ycxie@watg.cn